FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareowners and Board of Directors
The Kroger Co.

      In our opinion, the accompanying consolidated balance sheet of The Kroger Co. and the related consolidated statements of operations and accumulated deficit, and cash flows present fairly, in all material respects, the financial position of The Kroger Co. as of January 2, 1999 and December 27, 1997, and the consolidated results of its operations and its cash flows for the years ended January 2, 1999, December 27, 1997, and December 28, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

      As discussed in the notes to the consolidated financial statements, the Company changed its application of the LIFO method of accounting for store inventories as of December 28, 1997.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
January 28, 1999, except for the Guarantor Subsidiaries note, as to which the date is August 13, 1999.

                           CONSOLIDATED BALANCE SHEET

                                                              January 2,     December 27,
                 (IN THOUSANDS OF DOLLARS)                       1999            1997
-----------------------------------------------------------------------------------------
ASSETS
Current assets
  Cash......................................................  $   121,431     $   65,484
  Receivables...............................................      456,917        400,529
  Inventories:
     FIFO cost..............................................    2,202,088      2,273,896
     Less LIFO reserve......................................     (471,932)      (467,931)
                                                              -----------     ----------
                                                                1,730,156      1,805,965
  Property held for sale....................................       10,291         39,672
  Prepaid and other current assets..........................      354,385        328,901
                                                              -----------     ----------
       Total current assets.................................    2,673,180      2,640,551
Property, plant and equipment, net..........................    3,785,122      3,296,599
Investments and other assets................................      241,769        364,191
                                                              -----------     ----------
       TOTAL ASSETS.........................................  $ 6,700,071     $6,301,341
                                                              ===========     ==========

LIABILITIES
Current liabilities
  Current portion of long-term debt.........................  $   163,904     $   14,304
  Current portion of obligations under capital leases.......       11,300         10,031
  Accounts payable..........................................    1,785,630      1,781,527
  Other current liabilities.................................    1,231,234      1,137,654
                                                              -----------     ----------
       Total current liabilities............................    3,192,068      2,943,516

Long-term debt..............................................    3,025,980      3,306,451
Obligations under capital leases............................      202,683        186,624
Deferred income taxes.......................................      200,952        166,013
Other long-term liabilities.................................      466,220        483,585
                                                              -----------     ----------
       TOTAL LIABILITIES....................................    7,087,903      7,086,189
                                                              -----------     ----------

SHAREOWNERS' DEFICIT
Common capital stock, par $1
  Authorized: 1,000,000,000 shares
  Issued: 1998 -- 281,788,752 shares
          1997 -- 277,153,260 shares........................      836,802        728,644
Accumulated deficit.........................................     (773,605)    (1,184,394)
Common stock in treasury, at cost
         1998 -- 24,831,009 shares
         1997 -- 22,182,650 shares..........................     (451,029)      (329,098)
                                                              -----------     ----------
       TOTAL SHAREOWNERS' DEFICIT...........................     (387,832)      (784,848)
                                                              -----------     ----------
       TOTAL LIABILITIES AND SHAREOWNERS' DEFICIT...........  $ 6,700,071     $6,301,341
                                                              ===========     ==========
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

                    CONSOLIDATED STATEMENT OF OPERATIONS AND
                              ACCUMULATED DEFICIT

Years Ended January 2, 1999, December 27, 1997, and December 28, 1996

                                                              1998           1997          1996
        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)           (53 Weeks)     (52 Weeks)    (52 Weeks)
---------------------------------------------------------------------------------------------------
Sales...................................................  $ 28,203,304    $26,567,348    $25,170,909
                                                          ------------    -----------    -----------

Costs and expenses
  Merchandise costs, including warehousing and
     transportation.....................................    21,523,021     20,253,354     19,287,890
  Operating, general and administrative.................     4,912,215      4,604,453      4,370,324
  Rent..................................................       358,254        331,012        301,629
  Depreciation and amortization.........................       429,954        380,221        343,769
  Net interest expense..................................       266,896        285,945        299,984
                                                          ------------    -----------    -----------
          Total.........................................    27,490,340     25,854,985     24,603,596
                                                          ------------    -----------    -----------
Earnings before tax expense and extraordinary loss......       712,964        712,363        567,313
Tax expense.............................................       263,052        268,331        214,578
                                                          ------------    -----------    -----------
Earnings before extraordinary loss......................       449,912        444,032        352,735
Extraordinary loss, net of income tax benefit...........       (39,123)       (32,376)        (2,862)
                                                          ------------    -----------    -----------
          Net earnings..................................  $    410,789    $   411,656    $   349,873
                                                          ============    ===========    ===========
Accumulated Deficit
  Beginning of year.....................................  $ (1,184,394)   $(1,596,050)   $(1,945,923)
  Net earnings..........................................       410,789        411,656        349,873
                                                          ------------    -----------    -----------
  End of year...........................................  $   (773,605)   $(1,184,394)   $(1,596,050)
                                                          ============    ===========    ===========
Basic earnings per Common Share
  Earnings before extraordinary loss....................        $ 1.76         $ 1.75         $ 1.41
  Extraordinary loss....................................          (.15)          (.13)          (.01)
                                                               -------        -------        -------
  Net earnings..........................................        $ 1.61         $ 1.62         $ 1.40
                                                               -------        -------        -------
                                                               -------        -------        -------
Average number of common shares used in basic
  calculation...........................................       255,814        254,284        250,979

Diluted earnings per Common Share
  Earnings before extraordinary loss....................        $ 1.70         $ 1.69         $ 1.36
  Extraordinary loss....................................          (.15)          (.12)          (.01)
                                                               -------        -------        -------
  Net earnings..........................................        $ 1.55         $ 1.57         $ 1.35
                                                               -------        -------        -------
                                                               -------        -------        -------
Average number of common shares used in diluted
  calculation...........................................       265,382        262,860        258,837

--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

Years Ended January 2, 1999, December 27, 1997, and December 28, 1996

                                                                 1998           1997          1996
                 (IN THOUSANDS OF DOLLARS)                    (53 Weeks)     (52 Weeks)    (52 Weeks)
-----------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities:
  Net earnings..............................................  $   410,789    $ 411,656     $ 349,873
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Extraordinary loss.....................................       39,123       32,376         2,862
     Depreciation and amortization..........................      429,954      380,221       343,769
     Amortization of deferred financing costs...............       17,130       13,907        13,004
     LIFO charge............................................        4,001        6,242        12,526
     Other changes, net.....................................        1,967       (3,669)        4,296
     Net increase (decrease) in cash from changes in
       operating assets and liabilities.....................      239,230       12,857      (226,931)
                                                              -----------    ---------     ---------
       Net cash provided by operating activities............    1,142,194      853,590       499,399
                                                              -----------    ---------     ---------
Cash Flows From Investing Activities:
  Capital expenditures......................................     (923,461)    (612,198)     (733,883)
  Proceeds from sale of assets..............................       30,345       24,657         9,242
  (Increase) decrease in property held for sale.............       19,768       (4,165)          580
  (Increase) decrease in other investments..................      113,797       12,269      (132,796)
                                                              -----------    ---------     ---------
       Net cash used by investing activities................     (759,551)    (579,437)     (856,857)
                                                              -----------    ---------     ---------
Cash Flows From Financing Activities:
  Debt prepayment costs.....................................      (11,115)      (8,012)       (4,196)
  Financing charges incurred................................      (47,773)     (27,210)      (17,927)
  Principal payments under capital lease obligations........      (10,563)      (9,662)       (9,229)
  Proceeds from issuance of long-term debt..................      892,698      662,322       382,161
  Reductions in long-term debt..............................   (1,023,569)    (831,952)     (235,214)
  Outstanding checks........................................      (57,036)     (17,493)      181,993
  Proceeds from issuance of capital stock...................       52,593       41,498        48,120
  Capital stock reacquired..................................     (121,931)     (85,212)         (254)
                                                              -----------    ---------     ---------
       Net cash provided (used) by financing activities.....     (326,696)    (275,721)      345,454
                                                              -----------    ---------     ---------
Net increase (decrease) in cash and temporary cash
  investments...............................................       55,947       (1,568)      (12,004)
Cash and Temporary Cash Investments:
  Beginning of year.........................................       65,484       67,052        79,506
                                                              -----------    ---------     ---------
  End of year...............................................  $   121,431    $  65,484     $  67,052
                                                              ===========    =========     =========
Increase (Decrease) In Cash From Changes In Operating Assets
  And Liabilities:
  Inventories (FIFO)........................................  $    71,809    $ (98,266)    $(140,750)
  Receivables...............................................      (56,388)     (76,478)      (35,983)
  Prepaid and other current assets..........................      (25,786)     (53,476)     (120,641)
  Accounts payable..........................................       61,139       81,712       (83,808)
  Other current liabilities.................................      132,320       51,534        76,423
  Deferred income taxes.....................................      (19,905)      65,354        45,665
  Other liabilities.........................................       76,041       42,477        32,163
                                                              -----------    ---------     ---------
                                                              $   239,230    $  12,857     $(226,931)
                                                              ===========    =========     =========

--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All dollar amounts are in thousands except per share amounts.

ACCOUNTING POLICIES
      The following is a summary of the significant accounting policies followed in preparing these financial statements:

  Principles of Consolidation
      The consolidated financial statements include the Company and all of its subsidiaries. Certain prior year amounts have been restated to conform to current year presentation.

  Pervasiveness of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of consolidated revenues and expenses during the reporting period also is required. Actual results could differ from those estimates.

  Inventories
      Inventories are stated at the lower of cost or market. Approximately 95% of inventories for 1998 and 90% of inventories for 1997 were valued using the LIFO method. Cost for the balance of the inventories is determined using the FIFO method.

  Property Held for Sale
      Property held for sale includes the net book value of property, plant and equipment that the Company plans to sell. The property is valued at the lower of cost or market on an individual property basis.

  Property, Plant and Equipment
      Property, plant and equipment are stated at cost. Depreciation and amortization, which includes the amortization of assets recorded under capital leases, are computed principally using the straight-line method over the estimated useful lives of individual assets, composite group lives or the initial or remaining terms of leases. Buildings and land improvements are depreciated based on lives varying from ten to 40 years. Equipment depreciation is based on lives varying from three to 15 years. Leasehold improvements are amortized over their useful lives, which vary from four to 25 years.

  Interest Rate Protection Agreements
      The Company uses interest rate swaps to hedge a portion of its borrowings against changes in interest rates. The interest differential to be paid or received is accrued as interest rates change and is recognized over the life of the agreements currently as a component of interest expense. Gains and losses from the disposition of hedge agreements are deferred and amortized over the shorter of the term of the related agreements or borrowings.

  Advertising Costs
      The Company's advertising costs are expensed as incurred and included in "merchandise costs, including warehousing and transportation." Advertising expenses amounted to $341,000, $312,000, and $302,000 for 1998, 1997, and 1996,
respectively.

  Deferred Income Taxes
      Deferred income taxes are recorded to reflect the tax consequences of differences between the tax bases of assets and liabilities and their financial reporting bases. The types of differences that give rise to significant portions of deferred income tax liabilities or assets relate to: property, plant and equipment; inventories; accruals for compensation-related costs; and other changes. Deferred income taxes are classified as a net current and noncurrent asset or liability based on the classification of the related asset or liability for financial reporting. A deferred tax asset or liability that is not related to an asset or liability for financial reporting is classified according to the expected reversal date. (See Taxes Based on Income footnote.)

  Consolidated Statement of Cash Flows
      For purposes of the Consolidated Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be temporary cash investments. Outstanding checks, which are included in accounts payable, represent disbursements that are funded as the item is presented for payment.
      Cash paid during the year for interest and income taxes was as follows:

                                                                1998        1997        1996
                                                              --------------------------------
Interest....................................................  $265,540    $304,176    $304,240
Income taxes................................................   192,529     154,025     166,732

MERGER

      On October 19, 1998 we announced our intended merger with Fred Meyer, Inc. Under the terms of the merger agreement, Fred Meyer, Inc. shareholders will receive one newly issued share of Kroger common stock for each Fred Meyer, Inc. common share. The transaction will be accounted for as a pooling of interests. We expect to close the transaction in spring, 1999 subject to approval of Kroger and Fred Meyer shareholders, antitrust clearance and customary closing conditions. Additional information regarding the merger can be found in our current report on Form 8-K dated October 20, 1998.

ONE-TIME EXPENSES

      In the second quarter of 1998, we incurred a $40,800 pre-tax, $25,300 after-tax or $.09 per diluted share, one-time expense associated with logistics projects. This expense included the costs associated with ending a joint venture related to a warehouse operation that formerly served our Michigan stores and several independent customers. The warehouse is now operated by a third party that distributes our inventory to our Michigan stores. These expenses also included the transition costs related to one of our new warehouses, and one new warehouse facility operated by an unaffiliated entity that provides services to us. These costs included carrying costs of the facilities idled as a result of these new warehouses and the associated employee severance costs. The expenses described above included non-cash asset writedowns of $15,500 and were included in merchandise costs, including warehouse and transportation. The remaining $25,300 of expenses are summarized as follows:

                                                                           CASH        AMOUNT ACCRUED
                                                              EXPENSE    PAYMENTS    AT JANUARY 2, 1999
                                                              -------    --------    ------------------
Employee Severance..........................................  $11,000    $ 6,600          $ 4,400
Carrying Costs of Idled Facilities..........................    9,500      3,200            6,300
Ending the Joint Venture....................................    4,800      4,800
                                                              -------    -------          -------
                                                              $25,300    $14,600          $10,700
                                                              =======    =======          =======

      The employee severance costs will be paid through the second quarter of 1999 and the carrying costs of the idled warehouse facilities are projected to be paid through 2001.

      Additionally, in the second quarter of 1998, we incurred one-time expenses of $11,600 pre-tax, $7,200 after-tax or $.03 per diluted share, associated with accounting, data and operations consolidations in Texas. These included the cost of closing eight stores and relocating the remaining Dallas office employees to a smaller facility. These expenses, which included non-cash asset writedowns of $2,200, were included in operating, general and administrative expenses. Cash expenses paid to date are $900 and the remaining accrual of $8,500 at January 2, 1999 represents estimated rent or lease termination costs that will be paid on closed stores through 2013.

ACCOUNTING CHANGE

      In the second quarter of 1998, we changed our application of the Last-In, First-Out, or LIFO method of accounting for store inventories from the retail method to the item cost method. The change was made to more accurately reflect inventory value by eliminating the averaging and estimation inherent in the retail method. The cumulative effect of this change on periods prior to December 28, 1997 cannot be determined. The effect of the change on the December 28, 1997 inventory valuation, which includes other immaterial modifications in inventory valuation methods, was included in restated results for the quarter ended March 21, 1998. This change increased merchandise costs by $89,700 and reduced earnings before extraordinary loss and net earnings by $55,600, or $0.21 per diluted share. We have not calculated the pro forma effect on prior periods because cost information for these periods is not determinable. The item cost method did not have a material impact on earnings subsequent to its initial adoption.

PREPAID AND OTHER CURRENT ASSETS

      Prepaid and other current assets consists of:

                                                                 1998           1997
                                                              --------------------------
Health and welfare benefit costs............................  $   200,000    $   160,000
Other.......................................................      154,385        168,901
                                                              -----------    -----------
                                                              $   354,385    $   328,901
                                                              ===========    ===========

PROPERTY, PLANT AND EQUIPMENT, NET

      Property, plant and equipment, net consists of:

                                                                 1998           1997
                                                              --------------------------
Land........................................................  $   389,953    $   352,319
Buildings and land improvements.............................    1,493,674      1,263,700
Equipment...................................................    3,317,134      3,106,548
Leasehold improvements......................................    1,027,984        908,948
Construction-in-progress....................................      335,583        278,821
Leased property under capital leases........................      297,600        272,911
                                                              -----------    -----------
                                                                6,861,928      6,183,247
Accumulated depreciation and amortization...................   (3,076,806)    (2,886,648)
                                                              -----------    -----------
                                                              $ 3,785,122    $ 3,296,599
                                                              ===========    ===========

      Approximately $271,284 and $369,295, original cost, of Property, Plant and Equipment collateralizes certain mortgage obligations at 1998 and 1997, respectively.

INVESTMENTS AND OTHER ASSETS

      Investments and other assets consists of:

                                                                1998        1997
                                                              --------------------
Deferred financing costs....................................  $ 52,316    $ 59,939
Goodwill....................................................    48,937      39,119
Investments in Debt Securities..............................    67,314     155,141
Other.......................................................    73,202     109,992
                                                              --------    --------
                                                              $241,769    $364,191
                                                              ========    ========

      The Company is amortizing deferred financing costs using the interest method. Substantially all goodwill is amortized on the straight-line method over 40 years.

OTHER CURRENT LIABILITIES

      Other current liabilities consists of:

                                                                 1998          1997
                                                              ------------------------
Salaries and wages..........................................  $  322,025    $  300,202
Taxes, other than income taxes..............................     172,886       147,905
Interest....................................................      42,023        36,699
Other.......................................................     694,300       652,848
                                                              ----------    ----------
                                                              $1,231,234    $1,137,654
                                                              ==========    ==========

TAXES BASED ON INCOME

      The provision for taxes based on income consists of:

                                                                1998        1997        1996
                                                              --------------------------------
Federal
  Current...................................................  $262,164    $173,715    $146,296
  Deferred..................................................   (19,904)     65,354      43,638
                                                              --------    --------    --------
                                                               242,260     239,069     189,934
State and local.............................................    20,792      29,262      24,644
                                                              --------    --------    --------
                                                               263,052     268,331     214,578
Tax credit from extraordinary loss..........................   (21,736)    (19,427)     (1,792)
                                                              --------    --------    --------
                                                              $241,316    $248,904    $212,786
                                                              ========    ========    ========

      A reconciliation of the statutory federal rate and the effective rate is as follows:

                                                              1998        1997        1996
                                                              ----------------------------
Statutory rate..............................................  35.0%       35.0%       35.0%
State income taxes, net of federal tax benefit..............   2.0         2.7         2.8
Tax credits.................................................   (.3)        (.2)        (.2)
Other, net..................................................    .2          .2          .2
                                                              ----        ----        ----
                                                              36.9%       37.7%       37.8%
                                                              ====        ====        ====

      The tax effects of significant temporary differences that comprise deferred tax balances were as follows:

                                                                1998         1997
------------------------------------------------------------------------------------
Current deferred tax assets:
  Compensation related costs................................  $  43,347    $  32,772
  Insurance related costs...................................     38,210       35,971
  Inventory related costs...................................     53,339       16,257
  Other.....................................................     39,901       18,001
                                                              ---------    ---------
                                                                174,797      103,001
                                                              ---------    ---------
Current deferred tax liabilities:
  Compensation related costs................................   (103,613)     (85,913)
  Lease accounting..........................................     (4,216)      (4,128)
  Inventory related costs...................................    (67,245)     (62,830)
  Other.....................................................     (4,408)      (9,658)
                                                              ---------    ---------
                                                               (179,482)    (162,529)
                                                              ---------    ---------
Current deferred taxes, net.................................  $  (4,685)   $ (59,528)
                                                              =========    =========
Long-term deferred tax assets:
  Compensation related costs................................  $ 128,275    $ 130,825
  Insurance related costs...................................     31,967       37,788
  Lease accounting..........................................     25,981       25,110
  Other.....................................................     24,214       20,692
                                                              ---------    ---------
                                                                210,437      214,415
                                                              ---------    ---------
Long-term deferred tax liabilities:
  Depreciation..............................................   (374,273)    (339,951)
  Compensation related costs................................     (9,791)     (10,328)
  Lease accounting..........................................       (538)        (740)
  Deferred charges..........................................     (2,239)      (6,653)
  Other.....................................................    (24,548)     (22,756)
                                                              ---------    ---------
                                                               (411,389)    (380,428)
                                                              ---------    ---------
Long-term deferred taxes, net...............................  $(200,952)   $(166,013)
                                                              =========    =========

DEBT OBLIGATIONS

      Long-term debt consists of:

                                                                 1998          1997
                                                              ----------    ----------
Five-Year Credit Agreement..................................  $  843,728    $1,262,058
6 3/8% Senior Notes due 2008................................     200,000
7% Senior Notes due 2018....................................     200,000
6% Senior Notes due 2010....................................     200,000
6.8% Senior Notes due 2018..................................     300,000
9 1/4% Senior Secured Debentures, due 2005..................                   100,648
8 1/2% Senior Secured Debentures, due 2003..................                   197,845
8.15% Senior Notes due 2006.................................     222,500       240,000
7.65% Senior Notes due 2007.................................     200,000       200,000
9 7/8% Senior Subordinated Debentures, due 2002.............      77,245        81,530
6 3/4% to 9 5/8% Senior Subordinated Notes, due 1999 to
  2009......................................................     145,377       171,909
10% Senior Subordinated Notes, due 1999.....................     123,572       123,861
10% Mortgage loans, with semi-annual payments due through
  2004......................................................     205,301       426,219
3 3/4% to 8 5/8% Industrial Revenue Bonds, due in varying
  amounts through 2021......................................     201,330       201,030
7 7/8% to 10 1/4% mortgages, due in varying amounts through
  2017......................................................     259,827       267,368
3 1/2% to 10 1/4% notes, due in varying amounts through
  2017......................................................      11,004        48,287
                                                              ----------    ----------
Total debt..................................................   3,189,884     3,320,755
Less current portion........................................     163,904        14,304
                                                              ----------    ----------
Total long-term debt........................................  $3,025,980    $3,306,451
                                                              ==========    ==========

      The aggregate annual maturities and scheduled payments of long-term debt for the five years subsequent to 1998 are:

1999....................................................    $  163,904
2000....................................................    $  209,913
2001....................................................    $   13,356
2002....................................................    $1,006,704
2003....................................................    $   76,928

  364-Day Credit Agreement and Five-Year Credit Agreement
      The Company has a 364-Day Credit Agreement and a Five-Year Credit Agreement dated as of May 28, 1997 (collectively the "Credit Agreement"). The following constitutes only a summary of the principal terms and conditions of the Credit Agreement. Reference is directed to the Credit Agreement attached as an exhibit to the Company's Current Reports on Form 8-K dated June 2, 1997 and January 8, 1999.
      The 364-Day facility is a revolving credit facility in the amount of $500,000, that terminates on May 29, 1999, unless extended in accordance with its terms. It may be converted into a term loan maturing two years after the conversion unless earlier terminated by the Company as provided in the Credit Agreement. The Five-Year facility is a revolving credit facility in the amount of $1,500,000. It terminates on May 28, 2002, unless extended or earlier terminated by the Company as provided in the Credit Agreement.

  Interest Rates
      Borrowings under the Credit Agreement bear interest at the option of the Company at a rate equal to either (i) the highest, from time to time, of (A) the base rate of Citibank, N.A., (B) 1/2% over a moving average of secondary market morning offering rates for three month certificates of deposit adjusted for reserve requirements, and (C) 1/2% over the federal funds rate or (ii) an adjusted Eurodollar rate based upon the London Interbank Offered Rate ("Eurodollar Rate") plus an Applicable Margin.
      The Applicable Margin for the 364-Day facility varies from .125% to .200% prior to conversion to a term loan facility and thereafter, if exercised by the Company, from .175% to .300%. The Applicable Margin for the Five-Year facility varies from .105% to .175%. In addition, the Company pays a Facility Fee ranging from .050% to .100% on the entire amount of the 364-Day facility and a Facility Fee ranging from .070% to .125% on the entire amount of the Five-Year facility. Both the Applicable Margin and the Facility Fee vary based on the Company's achievement of a financial ratio. As of January 2, 1999, the Applicable Margin for the 364-Day facility was .140% and for the Five-Year facility was .120%. The Facility Fee for the 364-Day facility was .060% and for the Five-Year facility was .080%.

      In December 1998 we amended our Credit Agreement to permit our merger with Fred Meyer (See Merger footnote). The amendments, which become effective when the merger is completed, increase our rates to market rates.

  Prepayment
      The Company may prepay the Credit Agreement, in whole or in part, at any time, without a prepayment penalty. Certain Senior Notes totaling $900,000 are eligible for early redemption at varying times and premiums.

  Certain Covenants
      The Credit Agreement contains covenants which, among other things, restrict dividends and require the maintenance of certain financial ratios and levels, including fixed charge coverage ratios and leverage ratios.

  Senior Subordinated Indebtedness
      Senior Subordinated Indebtedness consists of the following: (i) $250,000
9 7/8% Senior Subordinated Debentures due August 1, 2002, redeemable at any time on or after August 1, 1999, in whole or in part at the option of the Company at par (the Company has repurchased $172,755 of the 9 7/8% Senior Subordinated Debentures in total, $4,285 in 1998); (ii) $355,774 6 3/4% to 9 5/8% Senior
Subordinated Notes due March 15, 1999 to October 15, 2009, with portions of these issues subject to early redemption by the Company at varying times and premiums (the Company has repurchased or redeemed $210,397 of the notes in total, $26,532 in 1998); (iii) $250,000 10% Senior Subordinated Notes due May 1, 1999. This issue is not subject to early redemption by the Company (the Company has repurchased $126,428 of the 10% Senior Subordinated Notes in total, $289 in
1998).

  Redemption Event
      Subject to certain conditions (including repayment in full of all obligations under the Credit Agreement or obtaining the requisite consents under the Credit Agreement), the Company's publicly issued debt will be subject to redemption, in whole or in part, at the option of the holder upon the occurrence of a redemption event, upon not less than five days' notice prior to the date of redemption, at a redemption price equal to the default amount, plus a specified premium. "Redemption Event" is defined in the indentures as the occurrence of
(i) any person or group, together with any affiliate thereof, beneficially owning 50% or more of the voting power of the Company or (ii) any one person or group, or affiliate thereof, succeeding in having a majority of its nominees elected to the Company's Board of Directors, in each case, without the consent of a majority of the continuing directors of the Company.

  Mortgage Financing
      During 1989 the Company completed a $612,475, 10% mortgage financing of 127 of its retail properties, distribution warehouse facilities, food processing facilities and other properties (the "Properties"), with a net book value of $325,327 held by 13 newly formed wholly-owned subsidiaries. The wholly-owned subsidiaries mortgaged the Properties, which are leased to the Company or affiliates of the Company, to a newly formed special purpose corporation, Secured Finance Inc.
      The mortgage loans had an original maturity of 15 years. The Properties are subject to the liens of Secured Finance Inc. The mortgage loans are subject to semi-annual payments of interest and principal on $150,000 of the borrowing based on a 30-year payment schedule and interest only on the remaining $462,475 principal amount. The unpaid principal amount will be due on December 15, 2004.
      In total, the Company has prepaid 89 mortgages with an original balance of $348,349. During 1998 the Company prepaid 54 mortgages with an original balance of $198,002. The mortgage balances at the time of the prepayment totaled $182,126. Pursuant to the terms of the mortgages a 20% premium payment was required. The premium totaled $36,425 and was applied, on a pro-rata basis, to the 38 remaining mortgage loans.
      Subsequent to the prepayment the remaining mortgage loans totaled $205,301. The remaining mortgage loans are subject to semi-annual payments of interest and principal on $45,777 based on the original 30-year payment schedule, adjusted for the pre-payment, and interest only on the remaining $159,524 principal amount.

  Commercial Paper
      Under the Credit Agreement the Company is permitted to issue up to $2,000,000 of unrated commercial paper and borrow up to $2,000,000 from the lenders under the Credit Agreement on a competitive bid basis. The total of unrated commercial paper, $141,257 at January 2, 1999, however, may not exceed $2,000,000. All commercial paper must be supported by availability under the Credit Agreement. These borrowings have been classified as long-term because the Company expects that during 1999 these borrowings will be refinanced using the same type of securities. Additionally, the Company has the ability to refinance the short-term borrowings under the Five-Year facility of the Credit Agreement which matures May 28, 2002.

  Interest Rate Protection Program
      The Company uses derivatives to limit its exposure to rising interest rates. During 1998 we followed these guidelines in using derivatives: (i) use average daily bank balance to determine annual debt amounts subject to interest rate exposure, (ii) limit the annual amount of debt subject to interest rate reset and the amount of floating rate debt to a combined total of $1,000,000 or less, (iii) include no leveraged derivative products, and (iv) hedge without regard to profit motive or sensitivity to current mark-to-market status. We review compliance with these guidelines annually with the Financial Policy Committee of the Company's Board of Directors. In addition, our internal auditors review compliance with these guidelines on an annual basis. These guidelines may be changed at any time as our business needs dictate.

      The table below indicates the types of swaps used, their duration, and their respective interest rates. The variable component of each interest rate derivative is based on the 6 month LIBOR using the forward yield curve as of January 2, 1999.

                                                                 1998          1997
                                                              ----------    ----------
Receive fixed swaps
  Notional amount...........................................  $  785,000    $1,085,000
  Duration in years.........................................         2.0           3.0
  Average receive rate......................................        6.50%         6.33%
  Average pay rate..........................................        5.30%         5.79%
Receive variable swaps
  Notional amount...........................................  $  925,000    $1,250,000
  Duration in years.........................................         2.4           2.7
  Average receive rate......................................        5.57%         5.83%
  Average pay rate..........................................        7.09%         6.92%
Interest rate caps
  Notional amount...........................................  $       --    $  200,000
  Duration in years.........................................          --            .9
  Average receive rate......................................          --          5.81%

      In addition, as of January 2, 1999, the Company had entered into a 2 year $75,000 receive variable swap that becomes effective July 1, 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Long-term Investments
      The fair values of these investments are estimated based on quoted market prices for those or similar investments.

  Long-term Debt
      The fair value of the Company's long-term debt, including the current portion thereof, is estimated based on the quoted market price for the same or similar issues. The fair value of $843,728 of long-term debt outstanding under the Company's Credit Agreement approximates carrying value.

  Interest Rate Protection Agreements
      The fair value of these agreements is based on the net present value of the future cash flows using the forward interest rate yield curve in effect at the respective years-end. If the swaps and caps were cancelled as of the respective years-end the result would have been a net cash outflow for 1998 and 1997. The swaps are linked to the Company's debt portfolio. (See Accounting Policies and Debt Obligations footnotes.)
      The estimated fair values of the Company's financial instruments are as follows:

                                                          1998                        1997
                                                ------------------------    ------------------------
                                                              ESTIMATED                   ESTIMATED
                                                 CARRYING        FAIR        CARRYING        FAIR
                                                  VALUE         VALUE         VALUE         VALUE
                                                ----------    ----------    ----------    ----------
Long-term investments for which it is
  Practicable.................................  $   71,102    $   71,582    $  167,609    $  168,512
  Not Practicable.............................  $    8,800            --    $   33,605    $       --
Long-term debt for which it is
  Practicable.................................  $2,717,723    $2,829,541    $2,804,070    $2,937,041
  Not Practicable.............................  $  472,161            --    $  516,685    $       --
Interest Rate Protection Agreements
  Receive fixed swaps.........................  $       --    $   21,833    $       --    $   11,307
  Receive variable swaps......................  $       --    $  (43,218)   $       --    $  (42,016)
  Interest rate caps..........................  $       --    $       --    $    1,130    $      434
                                                ----------    ----------    ----------    ----------
                                                $        0    $  (21,385)   $    1,130    $  (30,275)
                                                ==========    ==========    ==========    ==========

      The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could actually realize. In addition, the Company is not subjected to a concentration of credit risk related to these instruments.
      The investments for which it was not practicable to estimate fair value relate to equity investments accounted for under the equity method and investments in real estate development partnerships for which there is no market.
      It was not practicable to estimate the fair value of Industrial Revenue Bonds of $201,330, various mortgages of $259,827, and other notes of $11,004 for which there is no market.

LEASES

      The Company operates primarily in leased facilities. Lease terms generally range from 10 to 25 years with options to renew at varying terms. Certain of the leases provide for contingent payments based on a percent of sales.
      Rent expense (under operating leases) consists of:

                                                                1998        1997        1996
                                                              --------    --------    --------
Minimum rentals.............................................  $347,977    $321,782    $291,256
Contingent payments.........................................    10,277       9,230      10,373
                                                              --------    --------    --------
                                                              $358,254    $331,012    $301,629
                                                              ========    ========    ========

      Assets recorded under capital leases consists of:

                                                                1998         1997
                                                              ---------    ---------
Distribution and manufacturing facilities...................  $  30,382    $  30,382
Store facilities............................................    267,218      242,529
Less accumulated amortization...............................   (132,952)    (123,891)
                                                              ---------    ---------
                                                              $ 164,648    $ 149,020
                                                              =========    =========

      Minimum annual rentals for the five years subsequent to 1998 and in the aggregate are:

                                                               CAPITAL      OPERATING
                                                                LEASES        LEASES
                                                              ----------    ----------
1999........................................................  $   36,806    $  347,646
2000........................................................      35,863       325,112
2001........................................................      34,805       305,141
2002........................................................      33,743       287,334
2003........................................................      31,641       270,513
Thereafter..................................................     287,977     2,337,555
                                                              ----------    ----------
                                                                 460,835    $3,873,301
                                                                            ==========
Less estimated executory costs included in capital leases...      16,414
                                                              ----------
Net minimum lease payments under capital leases.............     444,421
Less amount representing interest...........................     230,438
                                                              ----------
Present value of net minimum lease payments under capital
  leases....................................................  $  213,983
                                                              ==========

EXTRAORDINARY LOSS

      The extraordinary loss in 1998, 1997, and 1996 relates to premiums paid to retire certain indebtedness early and the write-off of related deferred financing costs.

EARNINGS PER COMMON SHARE

      Basic earnings per common share equals net earnings divided by the weighted average number of common shares outstanding. Diluted earnings per common share equals net earnings divided by the weighted average number of common shares outstanding after giving effect to dilutive stock options.

      The following table provides a reconciliation of earnings before extraordinary loss and shares used in calculating basic earnings per share to those used in calculating diluted earnings per share.

                                   FOR THE YEAR ENDED             FOR THE YEAR ENDED             FOR THE YEAR ENDED
                                    JANUARY 2, 1999               DECEMBER 27, 1997              DECEMBER 28, 1996
                              ----------------------------   ----------------------------   ----------------------------
                               INCOME     SHARES     PER-     INCOME     SHARES     PER-     INCOME     SHARES     PER-
                              (NUMER-    (DENOMI-   SHARE    (NUMER-    (DENOMI-   SHARE    (NUMER-    (DENOMI-   SHARE
                               ATOR)      NATOR)    AMOUNT    ATOR)      NATOR)    AMOUNT    ATOR)      NATOR)    AMOUNT
                              --------   --------   ------   --------   --------   ------   --------   --------   ------
Basic EPS...................  $449,912   255,814    $1.76    $444,032   254,284    $1.75    $352,735   250,979    $1.41
Dilutive effect of stock
  option awards.............               9,568                          8,576                          7,858
                              --------   -------             --------   -------             --------   -------
Diluted EPS.................  $449,912   265,382    $1.70    $444,032   262,860    $1.69    $352,735   258,837    $1.36
                              ========   =======             ========   =======             ========   =======

PREFERRED STOCK
      The Company has authorized 5,000,000 shares of voting cumulative preferred stock; 2,000,000 were available for issuance at January 2, 1999. Fifty thousand shares have been designated "Series A Preferred Shares" and are reserved for issuance under the Company's Shareholders' rights plan. The stock has a par value of $100 and is issuable in series.

COMMON STOCK
      The Company has authorized 1,000,000,000 shares of common stock, $1 par value per share. On January 29, 1997, the Company began repurchasing its common stock in order to reduce dilution caused by the Company's stock option plans. These repurchases were made using the proceeds, including the tax benefit, from options exercised. Further repurchases of up to $100,000 of the Company's common stock were authorized by the Board of Directors during October of 1997. On October 18, 1998, the Company suspended its repurchase program as result of the merger agreement between the Company and Fred Meyer, Inc. The main trading market for the Company's common stock is the New York Stock Exchange, where it is listed under the symbol KR. For the three years ended January 2, 1999, changes in common stock were:

                                                                ISSUED                IN TREASURY
                                                        ----------------------   ---------------------
                                                          SHARES       AMOUNT      SHARES      AMOUNT
                                                        ----------------------------------------------
December 30, 1995.....................................  267,555,842   $586,541   19,151,900   $243,631
Exercise of stock options including restricted stock
  grants..............................................    5,367,200     50,091       11,812        255
Tax benefit from exercise of non-qualified stock
  options.............................................                  21,598
                                                        -----------   --------   ----------   --------
December 28, 1996.....................................  272,923,042    658,230   19,163,712    243,886
Exercise of stock options including restricted stock
  grants..............................................    4,230,218     43,693        3,051        280
Open market purchases.................................                            3,015,887     84,932
Tax benefit from exercise of non-qualified stock
  options.............................................                  26,721
                                                        -----------   --------   ----------   --------
December 27, 1997.....................................  277,153,260    728,644   22,182,650    329,098
Exercise of stock options including restricted stock
  grants..............................................    4,635,492     53,553       23,060      1,101
Open market purchases.................................                            2,625,299    120,830
Tax benefit from exercise of non-qualified stock
  options.............................................                  54,605
                                                        -----------   --------   ----------   --------
January 2, 1999.......................................  281,788,752   $836,802   24,831,009   $451,029
                                                        ===========   ========   ==========   ========

STOCK OPTION PLANS
      The Company grants options for common stock to employees under various plans, as well as to its non-employee directors owning a minimum of 1,000 shares of common stock of the Company, at an option price equal to the fair market value of the stock at the date of grant. In addition to cash payments, the plans provide for the exercise of options by exchanging issued shares of stock of the Company. At January 2, 1999, 4,992,558 shares of common stock were available for future options. Options generally will expire 10 years from the date of grant. Options vest in one year to five years or, for certain options, upon the Company's stock reaching certain pre-determined market prices within ten years from the date of grant. All grants outstanding become immediately exercisable upon certain changes of control of the Company.
      Changes in options outstanding under the stock option plans, excluding restricted stock grants, were:

                                                                                WEIGHTED AVERAGE
                                                              SHARES SUBJECT      OF EXERCISE
                                                                TO OPTION       PRICE OF OPTIONS
                                                              ----------------------------------
Outstanding, December 30, 1995..............................    25,327,054           $ 9.68
Granted.....................................................     5,687,020           $20.71
Exercised...................................................    (5,339,416)          $ 9.04
Cancelled or expired........................................      (183,518)          $16.12
                                                                ----------
Outstanding, December 28, 1996..............................    25,491,140           $12.23
Granted.....................................................     3,110,560           $26.67
Exercised...................................................    (4,229,352)          $ 9.89
Cancelled or expired........................................      (210,670)          $12.53
                                                                ----------
Outstanding, December 27, 1997..............................    24,161,678           $14.50
Granted.....................................................     3,210,415           $43.13
Exercised...................................................    (4,541,437)          $11.59
Cancelled or expired........................................      (175,865)          $28.72
                                                                ----------
Outstanding, January 2, 1999................................    22,654,791           $19.52
                                                                ==========

      The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock awards and certain options where vesting is contingent upon the Company's stock reaching certain pre-determined market prices. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and diluted net earnings per share would have been reduced by approximately $16,306, or $.06 per share, $13,616, or $.05 per share, and $12,800, or $.05 per share, for 1998, 1997 and 1996, respectively. The weighted average fair value of the options granted during 1998, 1997, and 1996 was estimated as $18.72, $10.82 and $5.89, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: volatility of 26.6%, 24.0% and 22.7% for 1998, 1997 and 1996, respectively; risk-free interest rate of 4.6%, 5.7% and 6.3% for 1998, 1997 and 1996, respectively; and an expected term of approximately 7.8 years for 1998, 5.4 years for 1997, and 3.3 years for 1996. A summary of options outstanding and exercisable at January 2, 1999 follows:

                          OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                 --------------------------------------   ------------------------
                                 WEIGHTED-
                                  AVERAGE     WEIGHTED-                  WEIGHTED-
                    NUMBER       REMAINING     AVERAGE      OPTIONS       AVERAGE
   RANGE OF      OUTSTANDING    CONTRACTUAL   EXERCISE    EXERCISABLE    EXERCISE
EXERCISE PRICE   AS OF 1/2/99      LIFE         PRICE     AS OF 1/2/99     PRICE
-------------------------------------------------------   ------------------------
$ 4.85 - $ 6.22      936,026       1.30        $ 6.21         936,026     $ 6.21
  6.47 -   7.85    1,778,989       3.69          7.75       1,778,989       7.75
  8.10 -  10.29    2,278,179       3.43          9.35       2,278,179       9.35
 10.57 -  11.69    2,500,857       5.37         11.68       2,500,857      11.68
 11.72 -  12.66    1,650,667       2.49         11.75       1,650,667      11.75
 12.75 -  12.97    3,016,299       6.30         12.75       3,016,299      12.75
 13.04 -  20.75    4,269,784       7.26         20.34       3,508,376      20.25
 21.19 -  41.63    2,864,049       8.37         26.99       1,292,478      26.79
 42.13 -  54.47    3,359,941       9.30         44.69          14,475      44.48
                  ----------                               ----------
$ 4.85 - $54.47   22,654,791       6.11        $19.52      16,976,346     $13.80
                  ==========                               ==========

      At December 27, 1997 and December 28, 1996, options for 18,127,665 and 16,906,890 shares were exercisable at a weighted average exercise price of $11.72 and $9.44, respectively.

      Also, the Company may grant restricted stock awards to eligible employee participants. In general, a restricted stock award entitles an employee to receive a stated number of shares of common stock of the Company subject to forfeiture if the employee fails to remain in the continuous employ of the Company for a stipulated period. The holder of an award is entitled to the rights of a shareowner except that the restricted shares and the related rights to vote or receive dividends may not be transferred. The award is charged to earnings over the period in which the employee performs services and is based upon the market value of common stock at the date of grant for those grants without performance contingencies. As of January 2, 1999 and December 27, 1997, awards related to 382,898 and 354,850 shares, respectively, were outstanding. The charge to earnings for grants with performance-contingent vesting includes share appreciation between the grant date and the vesting date.
      Incentive shares may be granted under the 1994 plan, which consist of shares of common stock issued subject to achievement of performance goals. No incentive shares were outstanding as of January 2, 1999 and December 27, 1997.

CONTINGENCIES
      The Company continuously evaluates contingencies based upon the best available evidence.
      Management believes that allowances for loss have been provided to the extent necessary and that its assessment of contingencies is reasonable. To the extent that resolution of contingencies results in amounts that vary from management's estimates, future earnings will be charged or credited.
      The principal contingencies are described below:

      Income Taxes -- We have closed all tax years through 1984 with the Internal Revenue Service. The Internal Revenue Service has completed its examination of our tax returns for tax years through 1992. On September 15, 1998, the IRS voluntarily dismissed its appeal against Kroger. This action settled a previously unresolved issue for tax years 1984-1992. One issue remains in dispute with the IRS for tax years 1991 and 1992. We have provided for this and other tax contingencies.
      Insurance -- The Company's workers' compensation risks are self-insured in certain states. In addition, other workers' compensation risks and certain levels of insured general liability risks are based on retrospective premium plans, deductible plans, and self-insured retention plans. The liability for workers' compensation risks is accounted for on a present value basis. Actual claim settlements and expenses incident thereto may differ from the provisions for loss. Property risks have been underwritten by a subsidiary and are reinsured with unrelated insurance companies. Operating divisions and subsidiaries have paid premiums, and the insurance subsidiary has provided loss allowances, based upon actuarially determined estimates.
      Litigation -- The Company is involved in various legal actions arising in the normal course of business. Management is of the opinion that their outcome will not have a material adverse effect on the Company's financial position or results of operations.

WARRANT DIVIDEND PLAN
      On February 28, 1986, the Company adopted a warrant dividend plan providing for stock purchase rights to owners of the Company's common stock. The Plan was amended and restated as of April 4, 1997 and further amended on October 18, 1998. Each right, when exercisable, entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Preferred Shares, par value $100 per share, at $87.50 per one ten-thousandth of a share. The rights will become exercisable, and separately tradeable, ten days after a person or group acquires 10% or more of the Company's common stock or ten business days following a tender offer or exchange offer resulting in a person or group having beneficial ownership of 10% or more of the Company's common stock. In the event the rights become exercisable, each right will entitle the holder the right, if that holder pays the exercise price, to purchase the Company's common stock, having a market value of twice the exercise price of the right. Under certain other circumstances, including certain acquisitions of the Company in a merger or other business combination transaction, or if 50% or more of the Company's assets or earning power are sold under certain circumstances, each right will entitle the holder to receive upon payment of the exercise price, shares of common stock of the acquiring company with a market value of two times the exercise price. At the Company's option, the rights, prior to becoming exercisable, are redeemable in their entirety at a price of $.01 per right. The rights are subject to adjustment and expire March 19, 2006. This summary description of the Plan is qualified in its entirety by the terms of the plan more particularly set forth in the Company's Forms 8-A/A dated April 4, 1997 and October 18, 1998.

OTHER POST EMPLOYMENT BENEFITS
      The Company administers non-contributory defined benefit retirement plans for substantially all non-union employees. Funding for the pension plans is based on a review of the specific requirements and on evaluation of the assets and liabilities of each plan. Employees are eligible to participate upon the attainment of age 21 (25 for participants prior to January 1, 1986) and the completion of one year of service, and benefits are based upon final average salary and years of service. Vesting is based upon years of service.

      In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees. The majority of the Company's employees may become eligible for these benefits if they reach normal retirement age while employed by the Company. Funding of retiree health care and life insurance benefits occurs as claims or premiums are paid.

      Information with respect to change in benefit obligation, change in plan assets, net amounts recognized at end of year, weighted average assumptions and components of net periodic benefit cost follow:

                                                          PENSION BENEFITS          OTHER BENEFITS
                                                       -----------------------   ---------------------
                                                          1998         1997        1998        1997
                                                       ----------   ----------   ---------   ---------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year..............  $  943,456   $  874,097   $ 247,712   $ 253,172
Service Cost.........................................      27,959       26,682       8,596       9,463
Interest Cost........................................      68,456       67,701      16,841      19,609
Plan participants' contributions.....................          --           --       3,420       3,655
Amendments...........................................          --           --          --      (4,741)
Actuarial loss (gain)................................      48,486       22,088      12,428     (13,587)
Curtailment credit...................................          --           --     (16,970)         --
Benefits paid........................................     (49,277)     (47,112)    (16,076)    (19,859)
                                                       ----------   ----------   ---------   ---------
Benefit obligation at end of year....................  $1,039,080   $  943,456   $ 255,951   $ 247,712
                                                       ==========   ==========   =========   =========

CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year.......  $1,095,118   $  947,726   $      --   $      --
Actual return on plan assets.........................     190,613      191,755          --          --
Employer contribution................................       2,987        2,750      12,656      16,203
Plan participants' contributions.....................          --           --       3,420       3,656
Benefits paid........................................     (49,277)     (47,112)    (16,076)    (19,859)
                                                       ----------   ----------   ---------   ---------
Fair value of plan assets at end of year.............  $1,239,441   $1,095,118   $      --   $      --
                                                       ==========   ==========   =========   =========
Pension plan assets include $166,548 and $148,942 of common stock of The Kroger Co. at the end of 1998 and 1997, respectively.

NET AMOUNT RECOGNIZED AT END OF YEAR:
Funded status at end of year.........................  $  200,361   $  151,662   $(255,951)  $(247,712)
Unrecognized actuarial gain..........................    (207,597)    (153,582)    (38,290)    (52,274)
Unrecognized prior service cost......................      18,840       21,213     (20,985)    (23,231)
Unrecognized net transition asset....................      (5,292)      (5,914)         --          --
                                                       ----------   ----------   ---------   ---------
Net amount recognized at end of year.................  $    6,312   $   13,379   $(315,226)  $(323,217)
                                                       ==========   ==========   =========   =========
Prepaid benefit cost.................................  $   32,476   $   36,979   $      --   $      --
Accrued benefit liability............................     (26,164)     (23,600)   (315,226)   (323,217)
                                                       ----------   ----------   ---------   ---------
Net amount recognized at end of year.................  $    6,312   $   13,379   $(315,226)  $(323,217)
                                                       ==========   ==========   =========   =========

                                                           PENSION BENEFITS         OTHER BENEFITS
                                                         ---------------------   ---------------------
                                                           1998        1997        1998        1997
                                                         ---------   ---------   ---------   ---------
WEIGHTED AVERAGE ASSUMPTIONS:
Discount rate..........................................       6.75%       7.25%       6.75%       7.25%
Expected return on plan assets.........................       9.50%       9.50%
Rate of compensation increase..........................       3.25%       3.75%       3.25%       3.75%

For measurement purposes, a 5 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 and thereafter.

                                                 PENSION BENEFITS                 OTHER BENEFITS
                                          ------------------------------   ----------------------------
                                            1998       1997       1996       1998      1997      1996
                                          --------   --------   --------   --------   -------   -------
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost............................  $ 27,959   $ 26,682   $ 25,977   $  8,596   $ 9,463   $ 9,558
Interest cost...........................    68,456     67,701     61,091     16,841    19,608    18,006
Expected return on plan assets..........   (88,049)   (81,102)   (76,353)        --        --        --
Amortization of:
     Transition asset...................      (622)    (8,541)    (8,541)        --        --        --
     Prior service cost.................     2,373      2,373      2,373     (2,131)   (1,775)     (829)
     Actuarial (gain) loss..............       (63)       570        487     (1,555)     (811)     (162)
Curtailment credit......................        --         --         --    (17,086)       --        --
                                          --------   --------   --------   --------   -------   -------
Net periodic benefit cost...............  $ 10,054   $  7,683   $  5,034   $  4,665   $26,485   $26,573
                                          ========   ========   ========   ========   =======   =======

The accumulated benefit obligation for pension plans with no plan assets was $26,164 as of January 2, 1999, and $23,600 as of December 27, 1997.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects:

                                                                 1%
                                                               POINT     1% POINT
                                                              INCREASE   DECREASE
                                                              --------   --------
Effect on total of service and interest cost components.....  $ 2,734    $ (2,300)
Effect on postretirement benefit obligation.................  $24,026    $(21,271)

The Company also administers certain defined contribution plans for eligible union and non-union employees. The cost of these plans for 1998, 1997, and 1996 was $27,595, $22,445, and $21,278, respectively.

The Company participates in various multi-employer plans for substantially all union employees. Benefits are generally based on a fixed amount for each year of service. Contributions and expense for 1998, 1997, and 1996 were $86,185, $83,506, and $88,758, respectively.

SEGMENTS

The Company operates retail food and drug stores in the Midwest, South and Southwest. The Company also manufactures and processes food for sale by its supermarkets and others, and also operates convenience stores.

Based on the information monitored by the Company's operating decision makers to manage the business, the Company has identified one reportable segment. Retail operation information consists of results from the Company's retail food and drug store divisions and convenience store divisions. Corporate and all other operation information relates primarily to results from the Company's Corporate office and manufacturing operations, none of which individually meet the quantitative thresholds of a reportable segment. All of the Company's operations are domestic. The Company manages income taxes, LIFO charges, interest income and interest expense on a consolidated basis at the Corporate level.

      Information about the Company's operations by operating segment is as follows:

                                                    CORPORATE AND   AMOUNTS NOT     UNUSUAL
                                        RETAIL        ALL OTHER     ALLOCATED(A)   ITEMS(B)    CONSOLIDATED
-----------------------------------------------------------------------------------------------------------
1998
Sales...............................  $27,426,412    $  776,892                                $28,203,304
Depreciation and amortization.......      365,239        64,715                                    429,954
Operating income....................      951,730       174,231      $(270,897)    $(142,100)      712,964
Total assets........................    5,603,662     1,096,409                                  6,700,071
Capital expenditures................      786,398       137,063                                    923,461
-----------------------------------------------------------------------------------------------------------
1997
Sales...............................  $25,806,915    $  760,433                                $26,567,348
Depreciation and amortization.......      301,237        78,984                                    380,221
Operating income....................      910,726        93,824      $(292,187)                    712,363
Total assets........................    5,062,003     1,239,338                                  6,301,341
Capital expenditures................      508,438       103,760                                    612,198
-----------------------------------------------------------------------------------------------------------
1996
Sales...............................  $24,456,730    $  714,179                                $25,170,909
Depreciation and amortization.......      270,551        73,218                                    343,769
Operating income....................      811,369        68,454      $(312,510)                    567,313
Total assets........................    4,705,459     1,187,006                                  5,892,465
Capital expenditures................      449,134       284,749                                    733,883
-----------------------------------------------------------------------------------------------------------

Intercompany eliminations are not material.

(A) Amounts not allocated to segments include LIFO charges, interest income, and interest expense.

(B) See One-Time Expenses ($52,400) and Accounting Change ($89,700) footnotes.

RECENTLY ISSUED ACCOUNTING STANDARDS
      The Financial Accounting Standards Board issued Statement of Financial Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" and No. 134 "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise". The Company has not yet determined what effect, if any, these statements will have.

COMPREHENSIVE INCOME
      The Company has no items of other comprehensive income in any period presented. Therefore net earnings as presented in the Consolidated Statement of Operations equals comprehensive income.

SUBSEQUENT EVENTS
      On January 6, 1999, we changed our fiscal year-end to the Saturday nearest January 31 of each year. This change is disclosed in our Current Report on Form 8-K dated January 6, 1999. Our first new fiscal year will end January 29, 2000. It will include a 16-week first quarter ending May 22, 1999, and 12-week second, third and fourth quarters ending August 14, 1999, November 6, 1999, and January 29, 2000, respectively. We intend to file separate audited statements of operations and cash flows covering the transition period from January 3, 1999 to January 30, 1999 on a Current Report on Form 8-K on or before May 15, 1999.

Guarantor Subsidiaries

The Company's 6.375% Senior Notes, 7% Senior Notes, 6% Senior Notes, 6.8% Senior Notes, 8.15% Senior Notes, 7.65% Senior Notes, 9.875% Senior Subordinated Notes, and Senior Subordinated Notes with rates ranging from 6.75% to 9.625% (the "Guaranteed Notes") are jointly and severally, fully and unconditionally guaranteed by certain Kroger subsidiaries (the "Guarantor Subsidiaries"). At January 2, 1999 a total of approximately $1.5 billion of Guaranteed Notes were outstanding. Both the Guarantor Subsidiaries and non-guarantor subsidiaries are wholly-owned subsidiaries of Kroger. Separate financial statements of Kroger and each of the Guarantor Subsidiaries are not presented because the guarantees are full and unconditional and the Guarantor Subsidiaries are jointly and severally liable. The Company believes that separate financial statements and other disclosures concerning the Guarantor Subsidiaries would not be material to investors.

In addition, Fred Meyer, Inc., ("Fred Meyer") and each of its direct or indirect wholly-owned subsidiaries other than inconsequential subsidiaries have jointly and severally, fully and unconditionally guaranteed the Guaranteed Notes. The non-guaranteeing subsidiaries of Fred Meyer represent less than 3% on an individual and aggregate basis of Fred Meyer's consolidated assets, pretax earnings, cash flow, and equity. Fred Meyer, Inc. is a holding company with no independent operations or assets other than those relating to its investments in its subsidiaries. Therefore, the consolidated financial statements of Fred Meyer, filed with the Securities and Exchange Commission on Form 10-K for the three fiscal years ended January 30, 1999, represent the combined results of Fred Meyer and its guarantor subsidiaries. Separate financial statements of Fred Meyer's guarantor subsidiaries are not included because the guarantees are full and unconditional, the Fred Meyer subsidiary guarantors are jointly and severally liable, and the Company believes that separate financial statements and other disclosures concerning the Fred Meyer guarantor subsidiaries would not be material to investors. Additionally, as a result of the merger of Kroger and Fred Meyer on May 27, 1999, Kroger and certain of its subsidiaries guaranteed $1.75 billion of Fred Meyer's senior notes as well as borrowings under Fred Meyer's Senior Credit Facility.

There are no current restrictions on the ability of the Guarantor Subsidiaries or of Fred Meyer and its guarantor subsidiaries to make payments under the guarantees referred to above, except, however, the obligations of each guarantor under its guarantee are limited to the maximum amount as will result in obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar Federal or state law (e.g. adequate capital to pay dividends under corporate laws).

The following tables present Kroger-only condensed consolidating financial information for 1998, 1997, and 1996 for Kroger; the guarantor subsidiaries, on a combined basis; and the non-guarantor subsidiaries, on a combined basis.

CONDENSED CONSOLIDATING BALANCE SHEETS AS OF JANUARY 2, 1999


                                                                                           Non-
                                                                          Guarantor      Guarantor
(in thousands of dollars)                                    Kroger      Subsidiaries   Subsidiaries  Eliminations   Consolidated
--------------------------------------------------        -----------    ------------   ------------  ------------   ------------
Current assets
  Cash                                                    $    67,055    $    54,207     $     169                   $   121,431
  Receivables                                                 137,536        318,631           750                       456,917
  Inventories                                                 437,012      1,293,144                                   1,730,156
  Prepaid and other current assets                             92,616        114,745       157,315                       364,676
                                                          ----------------------------------------------------------------------
    Total current assets                                      734,219      1,780,727       158,234                     2,673,180

Property, plant and equipment, net                          1,042,784      2,631,172       111,166                     3,785,122
Other assets                                                  129,690        105,853         6,226                       241,769
Investment in and advances to subsidiaries                  2,144,507                                 $ (2,144,507)
                                                          ----------------------------------------------------------------------
    Total assets                                          $ 4,051,200    $ 4,517,752     $ 275,626    $ (2,144,507)  $ 6,700,071
                                                          ======================================================================
Current liabilities
  Current portion of long-term debt                       $   163,904                                                $   163,904
  Accounts payable                                            621,733    $ 1,163,768     $     129                     1,785,630
  Other current liabilities                                   413,432        819,228         9,874                     1,242,534
                                                          ----------------------------------------------------------------------

     Total current liabilities                              1,199,069      1,982,996        10,003                     3,192,068

Long-term debt                                              2,772,909                      253,071                     3,025,980
Other long-term liabilities                                   467,054        402,801                                     869,855
                                                          ----------------------------------------------------------------------
     Total liabilities                                      4,439,032      2,385,797       263,074                     7,087,903

Shareowners' equity (deficit)                                (387,832)     2,131,955        12,552    $ (2,144,507)     (387,832)
                                                          ----------------------------------------------------------------------

     Total liabilities and shareowners' equity (deficit)  $ 4,051,200    $ 4,517,752     $ 275,626    $ (2,144,507)  $ 6,700,071
                                                          ======================================================================


CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JANUARY 2, 1999

                                                                                   Non-
                                                                     Guarantor   Guarantor
(in thousands of dollars)                              Kroger      Subsidiaries  Subsidiaries  Eliminations   Consolidated
---------------------------------------------       ------------   ------------  ------------  ------------   ------------

Sales                                               $  8,848,660   $ 19,881,760  $     84,911  $   (612,027)  $ 28,203,304

Costs and expenses
  Merchandise costs, including warehousing
    and transportation                                 7,283,247     14,766,890                    (527,116)    21,523,021
  Operating, general and administrative                1,347,541      3,564,371           303                    4,912,215
  Rent                                                   199,009        244,156                     (84,911)       358,254
  Depreciation and amortization                          113,292        305,177        11,485                      429,954
  Net interest expense                                   217,536                       49,360                      266,896
                                                    ----------------------------------------------------------------------
          Total                                        9,160,625     18,880,594        61,148      (612,027)    27,490,340
                                                    ----------------------------------------------------------------------

                                                        (311,965)     1,001,166        23,763                      712,964
Equity in earnings of subsidiaries                       646,450                                   (646,450)
                                                    ----------------------------------------------------------------------

Earnings before tax expense and extraordinary loss       334,485      1,001,166        23,763      (646,450)       712,964
Tax expense                                             (115,427)       370,431         8,048                      263,052
                                                    ----------------------------------------------------------------------

Earnings before extraordinary loss                       449,912        630,735        15,715      (646,450)       449,912
Extraordinary loss, net of income tax benefit            (39,123)                                                  (39,123)
                                                    ----------------------------------------------------------------------

          Net earnings                              $    410,789   $    630,735  $     15,715  $   (646,450)  $    410,789
                                                    ======================================================================

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JANUARY 2, 1999

                                                                                                 Non-
                                                                                Guarantor     Guarantor
(in thousands of dollars)                                           Kroger    Subsidiaries  Subsidiaries  Eliminations  Consolidated
----------------------------------------------------            ------------  ------------  ------------  ------------  ------------

Net cash provided (used) by operating activities                $  (164,357)  $ 1,254,117   $    52,434                 $ 1,142,194
                                                                -------------------------------------------------------------------
Cash flows from investing activities:
  Capital expenditures
  Other                                                            (278,000)     (645,461)                                 (923,461)
     Net cash used by investing activities                          128,169        35,741                                   163,910
                                                                --------------------------------------------------------------------
                                                                   (149,831)     (609,720)                                 (759,551)
                                                                --------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                          892,698                                                 892,698
  Reductions in long-term debt                                     (800,904)                   (222,665)                 (1,023,569)
  Proceeds from issuance of capital stock                            52,583                                                  52,583
  Capital stock reacquired                                         (121,931)                                               (121,931)
  Other                                                             (28,999)      (97,478)                                 (126,477)
  Net change in advances to subsidiaries                            349,728      (519,959)      170,231
                                                                --------------------------------------------------------------------
     Net cash provided (used) by financing activities               343,175      (617,437)      (52,434)                   (326,696)
                                                                --------------------------------------------------------------------

Net increase in cash and temporary cash investments                  28,987        26,960                                    55,947

Cash and temporary cash investments:
  Beginning of year                                                  38,068        27,247           169                      65,484
                                                                --------------------------------------------------------------------
  End of year                                                   $    67,055   $    54,207   $       169                 $   121,431
                                                               ====================================================================

CONDENSED CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 27, 1997


                                                                                           Non-
                                                                          Guarantor      Guarantor
(in thousands of dollars)                                   Kroger       Subsidiaries   Subsidiaries    Eliminations   Consolidated
--------------------------------------------              -----------    ------------   ------------    ------------   ------------
Current assets
  Cash                                                    $    38,068     $    27,247      $     169                    $    65,484
  Receivables                                                 136,708         263,124            697                        400,529
  Inventories                                                 510,890       1,295,075                                     1,805,965
  Prepaid and other current assets                             26,578         166,880        175,115                        368,573
                                                          -------------------------------------------------------------------------
    Total current assets                                      712,244       1,752,326        175,981                      2,640,551

Property, plant and equipment, net                            819,288       2,295,872        181,439                      3,296,599
Other assets                                                  257,543          91,119         15,529                        364,191
Investment in and advances to subsidiaries                  1,791,481                                   $ (1,791,481)
                                                          -------------------------------------------------------------------------
    Total assets                                          $ 3,580,556     $ 4,139,317      $ 372,949    $ (1,791,481)   $ 6,301,341
                                                          =========================================================================

Current liabilities
  Current portion of long-term debt                       $    14,304                                                   $    14,304
  Accounts payable                                            644,578     $ 1,136,820      $     129                      1,781,527
  Other current liabilities                                   399,302         737,562         10,821                      1,147,685
                                                          -------------------------------------------------------------------------
    Total current liabilities                               1,058,184       1,874,382         10,950                      2,943,516

Long-term debt                                              2,830,715                        475,736                      3,306,451
Other long-term liabilities                                   476,505         359,717                                       836,222
                                                          -------------------------------------------------------------------------
    Total liabilities                                       4,365,404       2,234,099        486,686                      7,086,189

Shareowners' equity (deficit)                                (784,848)      1,905,218       (113,737)   $ (1,791,481)      (784,848)
                                                          -------------------------------------------------------------------------

    Total liabilities and shareowners' equity (deficit)   $ 3,580,556     $ 4,139,317      $ 372,949    $ (1,791,481)   $ 6,301,341
                                                          =========================================================================

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 27, 1997


                                                                                        Non-
                                                                    Guarantor         Guarantor
(in thousands of dollars)                             Kroger       Subsidiaries      Subsidiaries     Eliminations   Consolidated
--------------------------------------------        -----------    -------------     ------------     ------------   -------------
Sales                                               $ 8,220,464     $ 18,837,009     $   102,095        $ (592,220)  $ 26,567,348

Costs and expenses
  Merchandise costs, including warehousing
    and transportation                                6,615,827       14,127,652                          (490,125)    20,253,354
  Operating, general and administrative               1,209,296        3,394,776              381                       4,604,453
  Rent                                                  169,280          263,827                          (102,095)       331,012
  Depreciation and amortization                         111,722          253,606           14,893                         380,221
  Net interest expense                                  224,501                            61,444                         285,945
                                                    -----------------------------------------------------------------------------
      Total                                           8,330,626       18,039,861           76,718         (592,220)    25,854,985
                                                    -----------------------------------------------------------------------------

                                                       (110,162)         797,148           25,377                         712,363
Equity in earnings of subsidiaries                      512,332                                           (512,332)
                                                    -----------------------------------------------------------------------------
Earnings before tax expense and extraordinary loss      402,170          797,148           25,377         (512,332)       712,363
Tax expense                                             (41,862)         302,917            7,276                         268,331
                                                    -----------------------------------------------------------------------------

Earnings before extraordinary loss                      444,032          494,231           18,101         (512,332)       444,032
Extraordinary loss, net of income tax benefit           (32,376)                                                          (32,376)
                                                    -----------------------------------------------------------------------------
      Net earnings                                  $   411,656     $    494,231     $     18,101       $ (512,332)  $    411,656
                                                    =============================================================================

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 27, 1997

                                                                                             Non-
                                                                            Guarantor      Guarantor
(in thousands of dollars)                                       Kroger    Subsidiaries   Subsidiaries    Eliminations  Consolidated
---------------------------------------------------           ---------- ------------    ------------    ------------  -----------
Net cash provided (used) by operating activities              $ (20,611)   $  853,294     $   20,907                     $ 853,590
                                                              --------------------------------------------------------------------

Cash flows from investing activities:
  Capital expenditures                                          (196,648)    (415,550)                                    (612,198)
  Other                                                           45,414      (12,653)                                      32,761
                                                              --------------------------------------------------------------------
    Net cash used by investing activities                       (151,234)    (428,203)                                    (579,437)
                                                              --------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                       662,322                                                    662,322
  Reductions in long-term debt                                  (698,749)                   (133,203)                      (831,952)
  Proceeds from issuance of capital stock                         41,498                                                     41,498
  Capital stock reacquired                                       (85,212)                                                   (85,212)
  Other                                                           (4,344)      (58,033)                                     (62,377)
  Net change in advances to subsidiaries                         255,887      (368,183)      112,296
                                                              ---------------------------------------------------------------------
    Net cash provided (used) by financing activities             171,402      (426,216)      (20,907)                      (275,721)
                                                              ---------------------------------------------------------------------

Net decrease in cash and temporary cash investments                 (443)       (1,125)                                      (1,568)

Cash and temporary cash investments:
  Beginning of year                                               38,511         28,372          169                         67,052
                                                              ---------------------------------------------------------------------
  End of year                                                  $  38,068   $     27,247   $      169                     $   65,484
                                                              =====================================================================


CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 28, 1996


                                                                                             Non-
                                                                           Guarantor       Guarantor
(in thousands of dollars)                                   Kroger        Subsidiaries    Subsidiaries   Eliminations  Consolidated
---------------------------------------------            -----------      ------------    ------------   ------------  ------------
Sales                                                    $ 7,994,659      $ 17,708,425     $ 102,095      $ (634,270)  $ 25,170,909

Costs and expenses
  Merchandise costs, including warehousing
    and transportation                                     6,308,067        13,511,998                      (532,175)    19,287,890
  Operating, general and administrative                    1,120,272         3,249,653           399                      4,370,324
  Rent                                                       170,039           233,685                      (102,095)       301,629
  Depreciation and amortization                              104,984           222,370        16,415                        343,769
  Net interest expense                                       238,137                          61,847                        299,984
                                                         --------------------------------------------------------------------------
      Total                                                7,941,499        17,217,706        78,661        (634,270)    24,603,596
                                                         --------------------------------------------------------------------------

                                                              53,160           490,719        23,434                        567,313
Equity in earnings of subsidiaries                           319,776                                        (319,776)
                                                         --------------------------------------------------------------------------

Earnings before tax expense and extraordinary loss           372,936           490,719        23,434        (319,776)       567,313
Tax expense                                                   20,201           186,473         7,904                        214,578
                                                         --------------------------------------------------------------------------

Earnings before extraordinary loss                           352,735           304,246        15,530        (319,776)       352,735
Extraordinary loss, net of income tax benefit                 (2,862)                                                        (2,862)
                                                         --------------------------------------------------------------------------

      Net earnings                                       $   349,873      $    304,246     $  15,530      $ (319,776)  $    349,873
                                                         ==========================================================================

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 28, 1996



                                                                                               Non-
                                                                              Guarantor     Guarantor
(in thousands of dollars)                                          Kroger    Subsidiaries  Subsidiaries  Eliminations Consolidated
------------------------------------------------------           ----------  ------------  ------------  ------------ ------------
Net cash provided by operating activities                        $ 395,048     $  86,157     $ 18,194                   $ 499,399
                                                                 ----------------------------------------------------------------

Cash flows from investing activities:
  Capital expenditures                                            (320,629)     (413,254)                                (733,883)
  Other                                                           (133,720)       10,946         (200)                   (122,974)
                                                                 ----------------------------------------------------------------
    Net cash used by investing activities                         (454,349)     (402,308)        (200)                   (856,857)
                                                                 ----------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                         382,161                                                382,161
  Reduction in long-term debt                                     (232,572)                    (2,642)                   (235,214)
  Proceeds from issuance of capital stock                           48,120                                                 48,120
  Capital stock reacquired                                            (254)                                                  (254)
  Other                                                                          150,641                                  150,641
  Net change in advances to subsidiaries                            12,774         2,578      (15,352)
                                                                 ----------------------------------------------------------------
    Net cash provided (used) by financing activities               210,229       153,219      (17,994)                    345,454
                                                                 ----------------------------------------------------------------

Net increase (decrease) in cash and temporary cash investments     150,928      (162,932)                                 (12,004)

Cash and temporary cash investments:
  Beginning of year                                               (112,417)      191,304          169                      79,056
                                                                 ----------------------------------------------------------------
  End of year                                                    $  38,511     $  28,372     $    169                   $  67,052
                                                                 ================================================================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONCLUDED

QUARTERLY DATA (UNAUDITED)

                                                               QUARTER
                                          -------------------------------------------------
                                            FIRST        SECOND       THIRD        FOURTH     TOTAL YEAR
                  1998                    (12 WEEKS)   (12 WEEKS)   (16 WEEKS)   (13 WEEKS)   (53 WEEKS)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Sales...................................  $6,388,759   $6,441,616   $8,023,906   $7,349,023   $28,203,304
Merchandise costs.......................   4,956,007    4,911,644    6,091,003    5,564,367    21,523,021
Extraordinary loss......................      (4,293)                   (6,490)     (28,340)      (39,123)
Net earnings............................      47,428       94,329      117,895      151,137       410,789
Basic earnings per common share:
     Earnings before extraordinary
       loss.............................         .20          .37           49          .70          1.76
     Extraordinary loss.................        (.02)                     (.03)        (.10)         (.15)
                                          ----------   ----------   ----------   ----------   -----------
Basic net earnings per common share.....         .18          .37          .46          .60          1.61
Diluted earnings per common share:
     Earnings before extraordinary
       loss.............................         .20          .36          .47           67          1.70
     Extraordinary loss.................        (.02)                     (.02)         (11)         (.15)
                                          ----------   ----------   ----------   ----------   -----------
Diluted net earnings per common share...         .18          .36          .45          .56          1.55

                                                               QUARTER
                                          -------------------------------------------------
                                            FIRST        SECOND       THIRD        FOURTH     TOTAL YEAR
                  1997                    (12 WEEKS)   (12 WEEKS)   (16 WEEKS)   (12 WEEKS)   (52 WEEKS)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Sales...................................  $6,139,413   $6,231,794   $7,686,639   $6,509,502   $26,567,348
Merchandise costs.......................   4,686,363    4,741,737    5,863,919    4,961,335    20,253,354
Extraordinary loss......................      (5,210)      (3,033)        (803)     (23,330)      (32,376)
Net earnings............................      87,050      105,104       95,727      123,775       411,656
Basic earnings per common share:
     Earnings before extraordinary
       loss.............................         .36          .43          .38          .58          1.75
     Extraordinary loss.................        (.02)        (.01)                     (.09)         (.13)
                                                ----         ----         ----         ----          ----
Basic net earnings per common share.....         .34          .42          .38          .49          1.62
Diluted earnings per common share:
     Earnings before extraordinary
       loss.............................         .35          .41          .37          .56          1.69
     Extraordinary loss.................        (.02)        (.01)                     (.09)         (.12)
                                                ----         ----         ----         ----          ----
Diluted net earnings per common share...         .33          .40          .37          .47          1.57

  Common Stock Price Range

                               1998                  1997
                        ------------------    ------------------
       QUARTER           HIGH        LOW       HIGH        LOW
----------------------------------------------------------------
1st...................  47 5/16    33 1/16    28 1/8     22 11/16
2nd...................  47 1/2     40 3/16    29 1/8     23 13/16
3rd...................  54 1/8     42         31 1/16    27 1/8
4th...................  60 13/16   44         37 5/16    28 1/2

      The number of shareowners of record of common stock as of March 23, 1999, was 46,870.

      Under the Company's Credit Agreement dated May 28, 1997, the Company is prohibited from paying cash dividends during the term of the Credit Agreement. The Company is permitted to pay dividends in the form of stock of the Company.